SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:
|_|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|   Definitive Information Statement

                            TOP GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter) Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                            TOP GROUP HOLDINGS, INC.

                             1398 MONTEREY PASS ROAD
                             MONTEREY PARK, CA 91754

                              INFORMATION STATEMENT

                                 MARCH 15, 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement, as amended, (the "Information Statement") is being delivered by TOP Group Holdings, Inc. (the "Company"), and relates to
(i) a restatement of the Company's Certificate of Incorporation to, among other things, reflect prior amendments, (ii) the election of persons to the Board of Directors, and (iii) the re-appointment of the Company's independent public accountant.

         This Information Statement is being furnished to the Company's stockholders solely to provide you with certain information concerning the actions approved by the Board of Directors and the consenting stockholder in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                          ACTIONS BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

         The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

         The Company will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the Company at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDER

         None.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED ON

         None.

PROPOSALS BY SECURITY HOLDERS

         None.

DISSENTERS' RIGHT OF APPRAISAL

         There are no appraisal rights regarding any matter to be acted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of January 21, 2005 as to each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock and as to the security and percentage ownership of each executive officer and director of the Company and all officers and directors of the Company as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

         NAME                               SHARES BENEFICIALLY OWNED  PERCENTAGE BENEFICIALLY OWNED
         ----                               -------------------------  -----------------------------
         TOP Group Corporation *            4,400,000                           88.0%

* The Company's Chairman, Ru-hua Song, is President and a director, and owns 95% of the capital stock, of this entity.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

         The following actions were taken based upon the unanimous recommendation of the Company's Board of Directors and the written consent of the consenting stockholder:
                                    ACTION 1

                        ELECTION OF INDEPENDENT DIRECTOR

         On January 21, 2005, pursuant to a written consent in lieu of a meeting of the Company's stockholders, the following persons were duly elected to the Board of Directors, in replacement of the entire prior Board:

         RU-HUA SONG (age 42) - Mr. Song has been elected to continue to serve as a director and the Chairman of the Board of Directors, and also to serve as the President and Principal Executive Officer, of the Company. Recently, Mr. Song has become the President of two California-based China import companies:
Sooyoo Inc., located in Los Angeles, and Soyodo LLC, located in San Francisco. From 1992 until 2004, Mr. Song was the co-founder and Chairman of TOP Group, a Chinese conglomerate engaged in high-tech software, hardware, education and related businesses. After graduating from the University of Electronic Science and Technology of China in 1983, Mr. Song accepted a position teaching physics there, and published more than one hundred papers. Mr. Song has received many honors, including being named one of the "Ten Men of the Moment" in China's IT industry and one of the "Most Prominent Young People in China's Software Industry" in 2000, and one of China's 100 Richest Business People by Forbes in 2000, 2001, and 2002.

         YE FANG (age 46) - Mr. Fang will serve as an independent member of the Board of Directors. Since 2000, Mr. Fang has been Vice President of Healthcare Industrial Corp. in Chengdu, China. From 1983 to 2000, he was Deputy Director of Nanjing Fiberglass Research & Design Institute in Nanjing, China. Mr. Fang received his Bachelor of Science in 1983 from Jilin University in China.

         TAO ZHOU (age 33) - Mr. Zhou will serve as an independent member of the Board of Directors. Since 2001, Mr. Zhou has served as an Assistant President of Healthcare Industrial Corp in Chengdu, China. From 1983 to 2000, he served as Senior Vice President of TOP Group's operations in Chengdu. Mr. Zhou received a Bachelor of Engineering in 1993 from the University of Electronic Science & Technology of China.

         None of the above directors presently receives any compensation for his respective services rendered to the Company, nor has he received such compensation in the past. Each of the above directors has agreed to act without compensation until authorized by the Board of Directors. As of the date of filing this report, none of the above directors is accruing any compensation pursuant to any agreement with the Company.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of any of the above directors.

                                    ACTION 2

                 RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

         On January 21, 2005, the Board issued a Resolution adopting and approving a Restated Certificate of Incorporation of the Company, which is set forth as an Exhibit hereto, to incorporate, in one document, all prior amendments, and to delete Article Eleventh of the Certificate of Incorporation (which prohibited, prior to January 15, 2005, certain "reverse split transactions"), because it is no longer applicable.

         On January 21, 2005, the consenting stockholder issued a written consent in lieu of a meeting of the Company's stockholders whereby the Amended and Restated Certificate of Incorporation was approved.

         The Amended and Restated Certificate of Incorporation will become effective upon its filing with the Delaware Secretary of State. Under Federal securities laws, the Company may not file the Restated Certificate of Incorporation until at least 20 days after the mailing of this Information Statement.

                                    ACTION 3

                 RE-APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

         On January 21, 2005, the Board issued a Resolution selecting Michael Johnson & Co., LLC of Denver, Colorado to continue as the independent public accountant of the Company for fiscal year 2005. On January 21, 2005, the consenting stockholders issued a written consent in lieu of a meeting of the Company's stockholders whereby such selection was ratified and approved.

         Joseph J. Mao, CPA will continue to assist the Company in the preparation of its financial statements.


                                            By order of the Board of Directors:


                                            By: /s/ Ru-hua Song
                                                -------------------------------
                                                Name:  Ru-hua Song
                                                Its:  Chairman
March 15, 2005